Exhibit (a)



                                FORM OF
                   ARTICLES OF AMENDMENT AND RESTATEMENT
                   (as amended through October 26, 2007)
       (Under Section 2-609 of Corporations and Associations Article)

     Advance Capital I, Inc., a Maryland corporation having its principal office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (the "Corporation") and having The Corporation Trust Incorporated as its resident agent located at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The charter of the Corporation is hereby amended and restated to read as follows:

                                  ARTICLE I
                                     Name

            The name of the Corporation is:  Advance Capital I, Inc.


                                  ARTICLE II
                                   Purpose

     The purpose for which the Corporation is formed is to act as a management investment company under the Investment Company Act of 1940.


                                 ARTICLE III
                        Specific Powers of the Corporation


The Corporation is expressly empowered as follows:
1. To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

2. To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

3. To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by the Articles of Incorporation of the Corporation.

4. To enter into a written contract or contracts with any person or persons providing for a delegation of the management of all or part of the Corporation's securities portfolio(s) and also for the delegation of the performance of various administrative or corporate functions, subject to the direction of the Board of Directors. Any such contract or contracts may be made with any person even through such person may be an officer, other

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employee, contractor, director or stockholders of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, contractor, director or stockholder may be interested.

5. To enter into a written contract or contracts appointing one or more distributors or agents or both for the sale of the shares of the Corporation on such terms and conditions as the Board of Directors of this Corporation may deem reasonable and proper, and to allow such person or persons a commission on the sale of such shares. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, contractor, director of stockholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, contractor, director or stockholder may be interested.

6. To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, and registrars out of the income and/or any other property of the Corporation. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, any custodian so appointed or any nominee or nominees of the Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

7. To employ the same person in any multiple capacity under Sections (4),
(5) and (6) of this Article IV who may receive compensation from the Corporation in as many capacities in which such person shall serve the Corporation.

8. To do any and all such further acts or things and to exercise any all such further powers or rights as may be necessary, incidental, relative, conductive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article III hereof.

     The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.



                                   ARTICLE IV
                             Office and Resident Agent

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32

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South Street, Baltimore, Maryland 21202.  The name of the resident agent of the Corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


                                    ARTICLE V
                                  Capital Stock

1. The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares, of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000).

2. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

3. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Articles of Incorporation and the Bylaws of the Corporation.

4. Except to the extent otherwise provided by applicable law, the Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. The power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into one or more classes and to divide and classify shares of any series into one or more classes of such series.

Subject to the authority of the Board of Directors to increase and decrease the number of, and to reclassify the shares of any series or class, there are hereby established four (4) series of common stock, each comprising the number of shares and having the share class designations indicated as follows:


                                          Number
Series                    Class           of Shares
------------------------  -------------   --------------
Retirement Income Fund    Retail           150,000,000
                          Institutional	 100,000,000
Equity Growth Fund        Retail           150,000,000
                          Institutional    100,000,000
Balanced Fund             Retail           150,000,000
                          Institutional    100,000,000
Core Equity Fund          Retail           150,000,000
                          Institutional    100,000,000

In addition, the Board of Directors is hereby expressly granted authority to change the designation of any series or class, to increase or decrease the

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number of shares of any series or class, provided that the number of shares of any series or class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding, and to reclassify any unissued shares into one or more series or classes that may be established and designated from time to time. Notwithstanding the designations herein of series and classes, the Corporation may refer, in prospectuses and other documents furnished to shareholders, filed with the Securities and Exchange Commission or used for other purposes, to a series of shares as a "class" and to a class of shares of a particular series as a "series."

The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately, to the respective fractions represented thereby, all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

5. Subject to the power of the Board of Directors to classify and reclassify any authorized but unissued shares of capital stock pursuant to Section 4 of this Article VI, shares of capital stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

A. Assets Belonging to a Series or Class. All consideration received by the Corporation for the issue or sale of stock of any series of capital stock, or any class of capital stock included within any such series, together with all income, earnings, gains, profits and proceeds thereof, including any proceeds derived from the sale, transfer, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation not belonging to any particular series which the Board of Directors may, in its sole discretion, allocate to a series or class, shall irrevocably belong to the series or class of shares of capital stock with respect to which such assets, payments or funds were received or allocated for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, gains, profits and proceeds thereof, including any proceeds derived from the sale, transfer, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series or class.

B. Liabilities Belonging to a Series or Class. The assets belonging to any series of capital stock, or any class of capital stock included within any such series, shall be charged with the liabilities in respect to such series or class, and shall also be charged with such series' or class's proportionate share of the general liabilities of the Corporation as determined by comparing, before the allocation of the general liabilities of

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the Corporation, the net asset value of such series or class with the a ggregate net asset value of all of the several series or classes of capital stock of the Corporation. The liabilities so allocated to a series or class are herein referred to as "liabilities belonging to" such series or class.

C. Dividends and Distributions. Shares of each series or class of capital stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series or class; provided, however, that dividends and distributions on shares of a series or class of capital stock shall be paid only out of the lawfully available assets belonging to such series or class as such phrase is defined in Section 5.A.
of this Article VI.

D. Liquidating Dividends and Distributions. In the event of the liquidation or dissolution of the Corporation, stockholders of each series and class of capital stock shall be entitled to receive, as a series or class out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such series or class; and the assets so distributable to the stockholders of any series or class of capital stock shall be distributed among such stockholders in proportion to the number of shares of such series or class held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular series or class of stock and available for distribution, the stockholders of each series or class of the Corporation's capital stock shall receive a proportionate share of such general assets as determined by comparing, before the allocation of such general assets, the net asset value of such series or class with the aggregate net asset value of all of the several series and classes of capital stock of the Corporation.

E. Voting. Each stockholder of each series of capital stock shall be entitled to one vote for each share of capital stock, irrespective of the series, then standing in the stockholder's name on the books of the Corporation, and on any matter submitted to a vote of stockholders, all shares of capital stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by series except that: (i) when expressly required by law, or when otherwise permitted by the Board of Directors acting in its sole discretion, shares of capital stock shall be voted by individual series and (ii) only shares of capital stock of the series affected by a matter shall be entitled to vote on such matter.

F. Redemption. To the extent the Corporation has funds, assets or other property legally available therefore, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time and in the manner determined by the Bylaws or the Board of Directors of the Corporation in accordance with the provisions hereof,

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subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of the shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1954, as amended, (ii) if the value of such shares in the account maintained by the Corporation or its transfer agent for any class of capital stock is less than Five Hundred Dollars ($500.00); provided, however, that each stockholder shall be notified in writing that the value of his account is less than Five Hundred Dollars ($500.00) and allowed sixty (60) days to make additional purchase of shares before such redemption is processed by the corporation, or (iii) if it should be appropriate to carry out the Corporation's responsibilities under the Investment Company Act of 1940, as amended, subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption price of shares of any class of capital stock of the Corporation shall, except as otherwise provided in this Section 5.F., be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging to or allocable to the series or class of the shares redemption of which is being sought, the value of which shall be determined as provided herein. When the net income with respect to any particular series or class of capital stock is negative or whenever deemed appropriate by the Board of Directors in order to carry out the Corporation's responsibilities under the Investment Company Act of 1940, as amended, the Corporation may, without payment of monetary compensation but in consideration of the interest of the Corporation and the stockholders in maintaining a constant net asset value per share of such class, redeem pro rata from each stockholder of record on such day, such number of full and fractional shares of the Corporation's capital stock of such series or class, as may be necessary to reduce the aggregate number of outstanding shares in order to permit the net asset value thereof to remain constant.

G. Conversion. Each holder of any series or class of capital stock of the corporation who surrenders his share certificate in good delivery form to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the stockholder, shall, to the extent permitted by the Bylaws or by resolution of

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the Board of Directors, be entitled to convert the shares in question on the basis hereinafter set forth, into shares of any other series or class of capital stock of the Corporation with respect to which conversion is permitted by applicable law. The Corporation shall determine the net asset value, as provided herein, of the shares to be converted and may deduct there from a conversion cost, in an amount determined within the discretion of the Board of Directors. Within five (5) business days after such surrender and payment of any conversion cost, the Corporation shall issue to the stockholder such number of shares of stock of the series or class desired as, taken at the net asset value thereof determined as provided herein in the same manner and at the same time as that of the shares surrendered, shall equal the net asset value of the shares surrendered, less any conversion cost. Any amount representing a fraction of a share may be paid in cash at the option of the Corporation. Any conversion cost may be paid and/or assigned by the Corporation to an underwriter and/or to any other agency, as it may elect.

H. Restrictions on Transferability. If, in the opinion of the Board of Directors of the Corporation, concentration in the ownership of shares of capital stock might cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code, as now or hereafter in force, the Corporation may at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any share or shares of capital stock in an effort to prevent such personal holding company status.

I. Termination of a Class. Upon the vote of the majority of shares of any series or class of capital stock of the Corporation then outstanding (unless a higher vote is otherwise required by applicable law), the Corporation may, if so determined by the Board of Directors:

1. Sell and convey the assets belonging to that series or class of capital stock to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940) and is organized under the laws of any state of the United States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such series or class and which may include securities issued by such trust or corporation.
Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such series or class that are not assumed by the purchaser of the assets belonging to such series or class, the Corporation may, at its option, redeem all outstanding shares of such series or class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Notwithstanding any other provision of the Articles of Incorporation of the Corporation to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to the series or class, including but not limited to the distribution of the

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securities or other consideration received by the Corporation for the assets belonging to such series or class upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Articles of Incorporation of the Corporation;

2. Sell and convert the assets belonging to a series or class of capital stock into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such series or class, the Corporation may, at its option (i) redeem all outstanding shares of such series or class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate, consistent with applicable law and the Articles of Incorporation of the Corporation, or (ii) combine the assets belonging to such series or class following such sale and conversion with the assets belonging to any one or more other series or classes of capital stock of the Corporation pursuant to and in accordance with Section (5) (I) (3) of this Article VI; or

3. Combine the assets belonging to a series or class of capital stock with the assets belonging to any one or more other series or classes of capital stock of the Corporation if the Board of Directors reasonably determined that such combination will not have a material adverse effect on the stockholders of any series or class of capital stock of the Corporation participating in such combination. In connection with any such combination of assets the shares of any series or class of capital stock of the Corporation then outstanding may, if so determined by the Board of Directors, be converted into shares of any other series or class of capital stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Articles of Incorporation of the Corporation. Notwithstanding any other provision of these Articles of Incorporation to the contrary, any redemption price, or part thereof, paid pursuant to this Section (5)(I)(3) may be paid in shares of any other existing or future series or class of capital stock of the Corporation.

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                            ARTICLE VI
                             Directors

     The number of initial directors of the Corporation shall be three (3) provided that: (A) the number of directors of the Corporation may be increased or decreased pursuant to the Bylaws of the Corporation but shall never be less than three (3), except as provided in this Article VII; (B) if there is no capital stock of the Corporation outstanding the number of directors may be less than three (3) but not less than one (1); and (C) if there is capital stock of the Corporation outstanding and so long as there are less than three (3) stockholders of the Corporation, the number of directors may be less than three (3) but not less than the number of stockholders. The names of the directors who shall act until the first annual meeting of stockholders or until their successors are duly elected and qualify are:

          Raymond A. Rathka
          John C. Shoemaker


                            ARTICLE VII
                       No Preemptive Rights

     No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.


                          ARTICLE VIII
            Indemnification of Directors and Officers

     Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted the Investment Company Act of 1940 and applicable state corporation law, now or hereafter in force, including advance or related expenses.


                             ARTICLE IX
                       Actions by Directors

     Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors as to the amount and value of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, as to the allocation of any assets or liabilities to a class or classes of capital stock, as to the times at which shares of any class of capital stock shall be deemed to be outstanding or no longer outstanding, or as to any other matters relating to

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the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding.
No provision of these Articles of Incorporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                               ARTICLE X
                         Duration of Existence

     The duration of the Corporation shall be perpetual.



                               ARTICLE XI
                               Amendments

     The Corporation reserves the right from time to time to make any amendments to its Articles of Incorporation which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in these Articles of Incorporation, of any of its outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon by a vote at a meeting.


                             ARTICLE XII
              Powers Reserved to the Board of Directors

     In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

1. To make, alter or repeal the Bylaws of the Corporation, except where such power is reserved by the Bylaws to the stockholders, and except as otherwise required by the Investment Company Act of 1940, as amended.

2. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right

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to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

3. Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

4. Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal.

5. Notwithstanding anything in these Articles of Incorporation to the contrary, to establish in its absolute discretion in accordance with the provisions of applicable law the basis or method for determining the value of the assets belonging to any class, the amount of the liabilities belonging to any class, the allocation of any assets or liabilities to any class, the net asset value of any class, the times at which shares of any class shall be deemed to be outstanding or no longer outstanding and the net asset value of each share of any class of capital stock of the Corporation for purposes of sales, redemptions, repurchases of shares or otherwise.

6. To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same;
to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefore, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of any class of the Corporation.

7. In additional to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, these Articles of Incorporation and the Bylaws of the Corporation.

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SECOND:  The number of directors of the corporation is five.  The names of the directors are: Robert J. Cappelli, Thomas L. Saeli, Dennis D. Johnson, Janice Loichle and Joseph A. Ahern. The board of directors of the corporation, at the meeting duly convened and held on October 26, 2007, adopted a resolution in which was set forth the foregoing amendment and restatement of the corporation's charter, declaring that the said amendment and restatement of the charter was advisable.

THIRD:   The amendments approved by the board of directors of the corporation do not require the approval by the stockholders of the corporation.

FOURTH: The Articles of Amendment and Restatement shall become effective upon their filing with the State Department of Assessments and Taxation of Maryland.


     IN WITNESS WHEREOF, Advance Capital I, Inc., has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary (or Assistant Secretary), on ___________________, 2007.



                                               ADVANCE CAPITAL, I, INC.



                                         By: ----------------------------
                                             Robert J. Cappelli, President


ATTEST:



By: ------------------------------------
    Kathy J. Harkleroad, Secretary

THE UNDERSIGNED, President of Advance Capital I, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name an on behalf of said corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


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     Robert J. Cappelli


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